EX-23.1 4 v22744_ex23-1.htm
Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-63100, No. 333-102047, and No. 333-160384 of Rockwell Collins, Inc. on Form S-8 of our report dated June 18, 2012, relating to the financial statements and financial statement schedule of Rockwell Collins Retirement Savings Plan appearing in this Annual Report on Form 11-K of Rockwell Collins Retirement Savings Plan for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 18, 2012